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                              EMPLOYMENT AGREEMENT





              THIS AGREEMENT, made this 15th day of March, 1995 between Oliver

G.  Richard, III (the "Executive") and The Columbia Gas System, Inc. (the

"Company").



                              W I T N E S S E T H:



              WHEREAS, the Company wishes to secure the services of the

Executive as its Chairman, Chief Executive Officer and President; and

              WHEREAS, the Executive is willing to serve as Chairman, Chief

Executive Officer and President of the Company and to enter into this Agreement on the terms and conditions hereinafter set forth;

              NOW, THEREFORE, in consideration of the mutual promises herein contained, the Company and the Executive hereby agree as follows:

              1.    Employment.  The Company shall employ the Executive, and

the Executive shall serve, as Chief Executive Officer and President of the

Company and as Chairman of the Board of Directors.  As Chairman, Chief

Executive Officer and President, all operations and businesses of the Company

(and its subsidiaries) shall report to the Executive.  No officer of the

Company shall be superior in authority to the Executive, and the Executive will report directly and solely to, and be subject solely to the direction of, the

Board of Directors of the Company.  The Executive agrees to faithfully perform the duties of Chairman, Chief Executive Officer and President to the best of his ability and, except for vacations and periods of temporary illness, to devote his full time and attention to the Company's business.  If elected, the

Executive also agrees to serve as a director and/or officer of any subsidiary or affiliate of the Company.

              2.    Compensation.  For all services to be rendered by the

Executive under this Agreement, the Executive shall be paid compensation and receive benefits from the Company as follows:
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                                                                          2

                    (a)    Base Salary.  A base salary of $750,000 per annum,

     payable in accordance with the usual manner of payment of executive salaries by the Company.  Any increases that the Executive would be entitled to shall be administered in the same manner as is applicable to all other senior executives of the Company as shall be approved by the Board of Directors.

                    (b)    Incentive Compensation Plan.  The Executive shall

     participate in the Company's incentive compensation plan and all other incentive programs for officers of the Company as appropriate for his status as Chairman, Chief Executive Officer and President of the Company.

                    (c)    Grant of Contingent Stock.  Upon the Executive's

     commencing employment with the Company, the Company shall transfer to the

     Executive 10,000 shares of the Company's Common Stock, in consideration of the Executive's resignation from employment with his present employer and his willingness to accept employment with the Company.  In addition, the

     Company shall transfer to the Executive the following number of shares of the Company's Common Stock in the event the following contingencies are met:

                           (i)    5,000 shares of Common Stock if the Executive

            is employed by the Company on December 31, 1995.

                           (iii)  5,000 shares of Common Stock if the Executive

            is employed by the Company on December 31, 1996.

                           (vi)   5,000 shares of Common Stock if the Executive

            is employed by the Company on December 31, 1997.

                    (d)    Grant of Stock Options.  The Board of Directors of

     the Company shall grant to the Executive, under the Company's existing stock option plan or under such other stock option plan as shall be adopted by the Company and approved by the Shareholders of the Company,

     stock options for an aggregate of 100,000 shares of the Company's Common

     Stock.  Such options shall be granted to the Executive 30 days after the

     Company's discharge from

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     bankruptcy with an exercise price equal to 100% of the fair market value of a share of Common Stock on such date.  The stock option for

     50,000 shares of Common Stock shall vest and become fully exercisable one year after the Company's discharge from bankruptcy, and the stock option for the remaining 50,000 shares of Common Stock shall vest and become fully exercisable two years after the Company's discharge from bankruptcy.

     Such options shall remain exercisable, as adjusted for stock splits, stock dividends and the like, for the period ending ten years after the grant of such options, provided that the Executive remains in the Company's employ.

     Notwithstanding the foregoing, in the event that the Executive's employment is terminated by the Company for any reason other than cause,

     for purposes of determining whether such stock options have become exercisable and whether they remain exercisable, the Executive shall be deemed to be employed by the Company for the period during which the

     Executive is receiving severance benefit payments set forth in paragraph

     (a)(i) of Section 8 of this Agreement and for a period of 90 days following the end of such payments.  In the event that 30 days after the

     Company's discharge from bankruptcy the Company is unable to grant such options under its then existing stock option plan, either such stock options shall be granted as of such date under a stock option plan adopted by the Board of Directors and recommended for approval at the next Annual

     Meeting of Shareholders, or, at the time when such stock options can be granted, the Executive shall receive a cash payment equal to the excess,

     if any, of the aggregate exercise price of such stock options as granted,

     over the fair market value of 100,000 shares of the Company's Common Stock

     30 days after the Company's discharge from bankruptcy.

              3.    Additional Benefits.  Within 10 days after the signing of

this Agreement by the Company and the Executive, the Company shall pay to the

Executive the sum of (1) an amount equal to the spread on the portion of the stock options
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granted to him by his present employer which would have become exercisable during calendar year 1995 had he remained employed by his present employer that he will forfeit upon termination of his employment with his present employer,

such spread to be the spread on the date he terminates employment with his present employer, (2) $35,000 which represent's the amount of a restricted stock award that he will forfeit upon termination of employment with his present employer and (3) an amount equal to that portion of his interest in his present employer's Employees' Retirement Savings Plan and Employees' Stock

Ownership Plan in which he would have been vested had he remained employed by his present employer until December 31, 1995 that he will forfeit upon termination of employment with his present employer.

              4.    Reimbursement of Expenses.  The parties recognize that in

the course of performing his duties under this Agreement the Executive will incur out-of-pocket expenses for the account of the Company.  The Executive shall be entitled to reimbursement for all reasonable out-of-pocket expenses so incurred, upon submission to the Company of an adequate, written accounting.

              5.    Fringe Benefits.  The Executive shall be eligible to

participate fully in all fringe benefits provided by the Company for its employees in general, or for its executives, or for its present Chief Executive

Officer, including, but not limited to, the Pension Restoration Plan, the

Thrift Restoration Plan, any pension plan or profit sharing plan, maintained from time to time by the Company, and any life, accident, health,

hospitalization or long-term disability insurance, maintained from time to time by the Company.  The eligibility requirements under the Company's Sick Leave

Plan shall be waived so that the Executive shall at all times be eligible to receive the maximum benefits under such plan, i.e., twenty-six weeks at full pay.  The Executive shall also be entitled to receive benefits under the

Company's Transfer Personnel Plan, except that the requirement under such plan that the Executive move his principal residence to the metropolitan area
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in which the Company's headquarters is located within one year of employment by the Company is waived; provided, however, that within a reasonable period of time after the end of such one year period of time, the Executive shall have established a residence and otherwise have become part of the general community in the area of the Company's headquarters.  Subject to any applicable legal limitations, the Executive shall continue to participate in any such fringe benefits, or be provided an equivalent amount of cash payments, during the period the Executive is receiving the payments set forth in paragraph (a)(i) of

Section 8 of this Agreement (Severance Benefit).

              6.    Vacation.  The Executive shall be entitled to four weeks of paid vacation for each consecutive 12-month period during his employment by the

Company.

              7.    Termination.  The Executive's employment shall be

terminated upon the first to occur of the following:

                    (a)    The Executive's death.

                    (b)    The Executive becoming permanently disabled.

     Permanent disability shall mean physical or mental incapacity of a nature which prevents the Executive, in the sole judgment of the Board of

     Directors of the Company, from performing his duties under this Agreement.

                    (c)    The Executive's employment being terminated by the

     Company for any reason other than for cause.  Termination for cause shall mean termination by action of the Board of Directors of the Company because of the willful failure of the Executive to perform his duties and obligations under this Agreement or gross negligence in the performance of his duties under this Agreement or the commission by the Executive of a felony.

                    (d)    The 90th day after the Executive notifies the

     Company in writing that he is terminating his employment as a result of the Board of Directors of the Company failing to initially elect him to the position of
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                                                                               6

     Chairman of the Board of Directors by no later than May 1, 1995, or failing to reelect him to, or removing him from, the position of Chairman,

     President or Chief Executive Officer, or a material reduction in his duties and responsibilities in any such position.  Any notice pursuant to this paragraph must be given in writing no later than 90 days after the

     Board of Directors fails to initially elect, reelect, or removes, the

     Executive or after the material reduction in the Executive's duties or responsibilities.

                    (e)    The 90th day after the Executive notifies the

     Company (or any successor to the Company) in writing that he is terminating his employment as a result of one of the following events:


                           (i)    The Shareholders of the Company approve an

           agreement for the sale or other disposition of all or

           substantially all of the assets of the Company.


                           (ii)   The acquisition by any person or group of

           associated persons of beneficial ownership of 25% or more of the voting securities of the Company (other than a pro forma transaction for a purpose such as changing the name or state of incorporation of the Company).

                           (iii)  During any period of 24 consecutive months,

           individuals who at the beginning of such period constitute the

           Board of Directors and any new directors whose election by the Board of Directors or nomination for election by the Company's

           Shareholders was approved by a vote of at least  2/3 of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors.

      Any notice pursuant to this paragraph must be given in writing no later than 180 days after such event
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                    (f)    The Executive notifies the Company that he is

     terminating his employment, or the Company notifies the Executive that the

     Executive's employment is being terminated, for any reason not set forth in the preceding paragraphs of this Section.

              8.    Termination Benefits.

                    (a)    If the Executive's employment is terminated for any

     of the reasons set forth in paragraph (c) or (d) of Section 7 (termination by the Company without cause or termination by the Executive for cause),

     the Company shall pay, or provide, to the Executive the following termination benefits:

                           (i)    Severance Benefit.  A severance benefit in an

           amount equal to the sum of (A) the Executive's then annual base salary for a period of 24 months, or, if the Executive's employment is terminated before the first anniversary of the signing of this

           Agreement by the Company and the Executive, a period of 24 months plus the number of months and days between the date the Executive's employment is terminated and the first anniversary of the signing of this Agreement by the Company and the Executive, and (B) a reasonable estimate of the incentive compensation the Executive would have received, under the Company's incentive compensation plan, during such 24 month or longer period if his employment had not terminated.  Such benefit shall be paid in monthly installments over such 24 month or longer period and shall commence within a reasonable period of time after such termination.

                           (ii)   Supplemental Pension Payments.  A monthly

           supplemental pension payment equivalent to the greater of the amount determined in (A) or (B) below, less the amount determined in (C)

           below:



                                  (A)    the monthly benefit calculated under

                 the Retirement Income Plan for Columbia Gas System Companies

                 (the "System Plan")

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                 formula which applies to the Executive at the date he elects to begin to receive his retirement benefits under such plan,

                 but determined (I) without regard to compensation or benefit limitations prescribed by federal law or regulation and (II)

                 by including for all purposes under such plan the period of the Executive's employment service and the compensation which the Executive earned with his present employer.

                                  (B)    the actuarial equivalent (as

                 determined under the actuarial assumptions in the System Plan)

                 of the monthly benefit calculated under the terms of the

                 pension plan of the Executive's present employer, as in effect on the date of the Executive's termination of employment with his present employer, as of the date the Executive begins to receive his retirement benefits under the System Plan, but with such monthly benefit being determined (I) without regard to compensation or benefit limitations prescribed by federal law or regulation and (II) by including for all purposes of such calculation his compensation history with both of his present employer and the Company and his period of employment service with both of his present employer and the Company.

                                  (C)    the total amount of the benefit, or

                 its equivalent straight life annuity amount, that the

                 Executive in fact receives from the pension plan of his

                 present employer and under the Company's Retirement Program.


           The Executive shall be entitled to receive the supplement pension payments described in this subparagraph only if the Executive has satisfied the vesting requirements as set forth in the System Plan.

           If the Executive dies prior to the beginning of his retirement benefits

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           under the System Plan and the Executive's surviving spouse or other beneficiary is entitled to receive a death benefit under the System

           Plan, this subparagraph shall be interpreted in a manner so as to provide the appropriate supplemental death benefit to the

           Executive's surviving spouse or other beneficiary.

                           (iii)  New Employment Assistance.  Reasonable

           assistance in obtaining new employment, including, but not limited to, the use of an office, a telephone, and normal secretarial and other office services.

                           (iv)   Payment of Accrued Vacation.  Payment for all

           vacation periods earned and accrued to the date of such termination but not taken.  Such payment shall be made in a single sum within a reasonable period of time after such termination.

                    (b)  If the period of employment is terminated for the

     reason set forth in paragraph (a) of Section 7 (death), the Executive's designated beneficiary shall receive, in addition to the death and other benefits provided under the Company's fringe benefit programs, the termination benefits set forth in paragraphs (a)(ii) and (iv) of this

     Section (Supplemental Pension Payments and Payment of Accrued

     Vacation).

                    (c)  If the period of employment is terminated for the

     reason set forth in paragraph (b) of Section 7 (disability), the Executive shall receive, in addition to the disability benefits provided under the

     Company's fringe benefit programs, the termination benefits set forth in paragraphs (a)(ii) and (iv) of this Section (Supplemental Pension Payments and Payment of Accrued Vacation).

                    (d)  If the period of employment is terminated for the

     reason set forth in paragraph (e) of Section 7 (change in control), the

     Executive shall receive the termination benefits set forth in paragraphs

     (a)(i), (ii), (iii)

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     and (iv) of this Section (Severance Benefit, Supplemental Pension

     Payments, New Employment Assistance and Payment of Accrued Vacation),

     except that the amount to be paid under paragraph (a)(i) (Severance

     Benefit) shall be equal to the sum of (A) the Executive's then annual base salary for a period of 36 months, and (B) a reasonable estimate of the incentive compensation the Executive would have received, under the

     Company's incentive compensation plan, during such 36 month period if his employment had not terminated.  Such benefit shall be paid in monthly installments over such 36 month period and shall commence within a reasonable period of time after such termination. Notwithstanding the preceding to the contrary, in the event that any payments or benefits received or to be received by the Executive in connection with the

     Executive's termination of employment (whether under the terms of this

     Agreement or any other plan, arrangement or agreement with the Company or any of its subsidiaries) would subject the Executive to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the

     "Code"), then to the extent necessary to eliminate the imposition of such an excise tax (and after taking into account any reduction in payments or benefits under any such other plan, arrangement or agreement), the payments under paragraph (a)(i) of this Section 7 (Severance Benefit)

     shall be reduced.

                    (e)  If the period of employment is terminated for the

     reason set forth in paragraph (f) of Section 7 (any other reason), the

     Executive shall receive only the termination benefit set forth in paragraph (a)(iv) of this Section (Payment of Accrued Vacation).

              9.    Payment of Legal Fees and Expenses.  The Company shall also pay to the Executive reasonable legal fees and expenses incurred in good faith by the Executive as a result of a termination which entitles the Executive to benefits under the Agreement (including, but not limited to, all such fees and expenses incurred in disputing any such termination or in seeking in good faith to obtain
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or enforce any benefit or right provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Code to any payment or benefit provided hereunder).

Such payments shall be made within 5 business days after delivery of the

Executive's written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

              10.   Designation of Beneficiary.  The Executive may designate a beneficiary or beneficiaries, who may be designated contingently or successively and who may be an entity other than a natural person, to receive any termination benefits which may become payable under Section 8 in the event of the Executive's death.  Any such designation may, from time to time and at any time, be changed or canceled by the Executive without the consent of any beneficiary.  Any such designation must be by written notice delivered to the

Company.  If the Executive designates more than one beneficiary, any payments to the Executive's beneficiaries shall be made in equal shares unless the

Executive designates otherwise.

              11.   Withholding of Taxes.  Any payments to the Executive, or to his designated beneficiary or beneficiaries, pursuant to the terms of this

Agreement shall be reduced by such amounts as are required to be withheld with respect thereto under all present and future federal, state and local tax laws and regulations and other laws and regulations.

              12.   Notices.  Any notice to be given to the Executive by the

Company under this Agreement shall be deemed to have been given by the Company and received by the Executive if and when it is hand delivered to the Executive or it is sent by registered or certified mail to the Executive at 8 Warrenton

Lane, Colts Neck, New Jersey 07722, or such other address as may be given by the Executive in writing to the Company.  Any notice to be given to the Company by the Executive under this Agreement shall be deemed to have been given by the

Executive
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and received by the Company if and when it is hand delivered by the Executive to the Secretary of the Company or it is sent by registered or certified mail,

addressed to the Board of Directors of the Company at 20 Montchainin Road,

Wilmington, DE 19807, or such other address as may be given by the Company in writing to the Executive.

              13.   Full and Complete Agreement; Amendment.  This Agreement and

the letter dated March 15, 1995 confirming the Executive's employment constitute the full and complete understanding and agreement of the parties and supersede all prior understandings and agreements.  This Agreement may be modified only by a written instrument executed by both parties.

              14.   Nonassignability.  This Agreement and the rights and

benefits hereunder are personal to the Company and are not assignable or transferrable, nor may the services to be performed hereunder be assigned by the Company to any person, firm or corporation; provided, however, that this

Agreement and the rights and benefits hereunder may be assigned by the Company to any corporation acquiring all or substantially all of the assets of the

Company or to any corporation into which the Company may be merged or consolidated, and this Agreement and the rights and benefits hereunder will automatically be deemed assigned to any such corporation.  The Executive's rights and interest under this Agreement may not be assigned, pledged or encumbered by Executive.  The provisions of this Agreement shall enure to the benefit of Executive's heirs, executors, administrators and successors in interest.

              15.   Construction.  This Agreement shall be construed under the laws of the State of Delaware.

              16.   Execution in Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

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              17.   Titles and Headings.  Titles and headings to Sections

herein are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of any of the provisions of this

Agreement.

              IN WITNESS WHEREOF, the parties hereto have duly executed this

Agreement as of the date first set forth above.



                                  THE COLUMBIA GAS SYSTEM, INC.

(Corporate Seal)



ATTEST:                           By:       /s/ Wilson K. Cadman
                                        -------------------------------

                                               Chairman of the Compensation
                                               Committee

  /s/ Teji S. Bindra
- -----------------------
Assistant Secretary

                                           /s/ Oliver G. Richard, III
                                        -------------------------------
                                               Oliver G. Richard, III